INDEPENDENT AUDITOR'S CONSENT




The Board of Directors
Ugly Duckling Corporation:

We consent to the inclusion of our report dated February 18, 1999 on the consolidated financial statements of Ugly Duckling Corporation included in the Post-Effective Amendment No. 1 to the Form S-1 Registration Statement (No. 333-42973) of Ugly Duckling Corporation and the related Prospectus, and to the references to our firm under the headings "Selected Consolidated Financial Data" and "Experts" therein.




                                  /S/ KPMG LLP




Phoenix, Arizona
July 7, 1999